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                                                                    EXHIBIT 15.1



April 3, 2002


Board of Trustees and Shareholders of ProLogis Trust:


We are aware that ProLogis Trust has incorporated by reference in its Registration Statement Nos. 33-91366, 33-92490, 333-31421, 333-38515, 333-26597,
333-74917, 333-75893, 333-79813, 333-69001, 333-86081, 333-46700, 333-46698,
333-43546, 333-43544, 333-36578, 333-04961, 333-60374, 333-63992, 333-70274,
333-95737 and 333-75722 its Form 10-Q/A#1 for the quarter ended September 30, 2001, which includes our report dated November 9, 2001 (except with respect to Note 2 as to which the date is April 3, 2002), respectively, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), that report is not considered a part of the registration statements prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,




ARTHUR ANDERSEN LLP